U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016 (January 26, 2016)

American Capital Mortgage Investment Corp.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35260	45-0907772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (301) 968-9220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2016, Donald W. Holley was appointed as Senior Vice President and Chief Accounting Officer of American Capital Mortgage Investment Corp. (the “Company”), effective as of such date. In connection with his promotion, Mr. Holley will now be the Company’s new principal accounting officer. Prior to January 26, 2016, John R. Erickson, Executive Vice President and Chief Financial Officer of the Company, served as the Company’s principal accounting officer. Mr. Erickson will remain Executive Vice President and Chief Financial Officer of the Company and Mr. Holley will continue to report to Mr. Erickson. Mr. Holley, 45, previously served as the Vice President and Controller of the Company since 2011.

There are no arrangements or understandings between Mr. Holley and any other person pursuant to which he was appointed as an officer, nor are there any family relationships between Mr. Holley and any other executive officer or director of the Company. Mr. Holley is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
Dated: January 29, 2016	By:	/s/ Samuel A. Flax
Samuel A. Flax Executive Vice President and Secretary